[LETTERHEAD OF DELOITTE & TOUCHE]


December 7, 2001

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K/A, in so far as they relate to Deloitte & Touche LLP, of Data Race, Inc. dated October 4, 2001.

Yours truly,

/s/  Deliotte & Touche LLP